Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Kratos Defense & Security Solutions, Inc. on Form S-3 (File No. 333-173099) and on Forms S-8 (File No. 333-90455, File No. 333-54818, File No. 333-71702, File No. 333-91852, File No. 333-116903, File No. 333-124957, File No. 333-127060, File No. 333-155317, File No. 333-157826, File No. 333-171257, File No. 333-167839 and File No. 333-173383) of our report dated October 4, 2010, relating to the financial statements of General Microwave Israel Corp not presented separately herein, appearing in this current report on Form 8-K/A of Kratos Defense & Security Solutions, Inc. dated April 8, 2011. We further consent to the reference to our firm under the caption “Experts” in the prospectus which is part of the registration statement on Form S-3.

/s/ BRIGHTMAN ALMAGOR ZOHAR & CO.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
April 10, 2011